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                                                                 EXHIBIT 23.3

                (ON DERRY, MICHENER, BOOTH & WAHL LETTERHEAD)


July 18, 1994


Amax Gold Inc.
9100 East Mineral Circle
Englewood, Colorado  80112

RE: Review of Ore Reserves for Sleeper Mine, Hayden Hill Mine, Guanaco Project, and Haile Project

Gentlemen:

We hereby authorize the reference to the following described reports prepared by DMBW, Inc. (Derry, Michener, Booth & Wahl, Inc.) in a Registration Statement on Form S-3 (Registration No. 33-53963) for an offering or offerings and sale, from time to time, of up to $200 million of Securities, as described therein, and in any prospectus contained therein or prospectus supplement thereto, filed or to be filed by Amax Gold Inc. with the United States Securities and Exchange Commission:

1. Audit of December 31, 1993 Ore Reserves at the Sleeper Mine, Humboldt County, Nevada, dated February 7, 1994, prepared for Amax Gold Inc.;

2. Audit of May 1, 1993 Ore Reserves at the Hayden Hill Project, Lassen County, California, dated August 17, 1993, prepared for Lassen Gold Mining, Inc.;

3. Audit of Ore Reserves for the Guanaco Deposit, Chile, dated February 12, 1993, prepared for Amax Gold Inc.; and

4. Audit of December 31, 1992 Ore Reserves at the Haile Mine, dated January 31, 1993, prepared for Amax Gold Inc.

We further consent to the reference to our firm under the caption "Experts" in such Registration Statement and prospectuses, as such Registration Statement may be amended.

We also confirm that we have read the description of the ore reserves for the Sleeper Mine, the Hayden Hill Mine, the Guanaco Project and the Haile Project as contained in the form of Preliminary Prospectus Supplement filed as Exhibit 99 to such Registration Statement and have no reason to believe that there is any misrepresentation in the information contained therein that is derived from our reports or known to us as a result of services we performed in connection




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Amax Gold Inc.
July 18, 1994
Page 2


with the preparation of such reports.

Very truly yours,

DMBW, Inc.
(Derry, Michener, Booth & Wahl, Inc.)



By:    I.S. Parrish
Title: President